Exhibit 2.7

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.  Name of corporation:

Global Entertainment Holdings, Inc.

2.  The articles have been amended as follows: (provide article numbers, if available)

Article No. 4
Section 1. Authorized Shares
The Board of Directors authorizes the issuance of and fixes the designation and preferences and relative, participating, optional, and other special rights and qualifications, limitations and restrictions of a series of Preferred Stock consisting of six million five hundred thousand (6,500,000) shares, $0.001 par value, to be designated "Series C Convertible Preferred Stock" (the "Series C Stock").

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by
the provisions of the articles of incorporation* have voted in favor of the amendment is:	58.7%

4. Effective date of filing: (optional)	11/8/08
(must not be later than 90 days after the certificate is filed)

5.  Signature: (required)

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares. then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After
Revised: 7-1-08

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ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: www.nvsos.gov

	Filed in the office of	Document Number 20080234604-39
Certificate of Amendment	/s/ Ross Miller	Filing Date and Time
(PURSUANT TO NRS 78.385 and 78.390)	Ross Miller	04/02/2008 7:26 AM
	Secretary of State	Entity Number
	State of Nevada	C14934-1996

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.  Name of corporation:

Global Entertainment Holdings, Inc.

2.  The articles have been amended as follows: (provide article numbers, if available)

Article No. 4
Section 1. Authorized Shares

The Board of Directors authorizes the issuance of, and fixes the designation and preferences and relative, participating, optional, and other special rights, and qualifications, limitations and restrictions, of a series of Preferred stock consisting of six million (6,000,000) shares, $0.001 par value, to be designated "Series C Convertible Preferred Stock" ( the"Series C Stock").

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by
the provisions of the articles of incorporation* have voted in favor of the amendment is:	58.7%

4. Effective date of filing: (optional)	1/9/08
(must not be later than 90 days after the certificate is filed)

5.  Signature: (required)

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares. then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After
Revised: 7-1-07

2